 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Roper Industries Inc. Employee Retirement Savings 003 Plan
Duluth, Georgia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333-71094 and No. 333-35672 of our report dated May 6, 2009, relating to the financial statements and supplemental schedule(s) of Roper Industries Inc. Employee Retirement Savings 003 Plan appearing on this Form 11-K for the year ended December 31, 2006.

BDO Seidman, LLP
Atlanta, Georgia
May 6, 2009